EXHIBIT 10.18


             [Letterhead of Mettler-Toledo International Inc.]



       Mr. Urs Widmer
       Fohrenweg 3
       8133 Esslingen








       Date   5. November 2001
  Reference   PB/vg
Direct Dial   +41 1 944 22 85
    Telefax   +41 1 944 22 55



       EMPLOYMENT AGREEMENT

       between METTLER-TOLEDO GMBH, Im Langacher, 8606 Greifensee, and URS WIDMER, born July 26, 1950, citizen of Switzerland.

       The parties enter into an employment agreement on the terms and conditions set forth below:


Function Head of the Industrial Division, Member of the Group Management Committee (GMC) of the METTLER TOLEDO Group

Employing Company/            Mettler-Toledo GmbH, Greifensee.
Position Location             If not otherwise stipulated in this
                              agreement, the general rules of employment
                              ("Allgemeine arbeitsvertragliche Bestimmungen
                              (AVB)" of our Swiss operations) apply.

Remuneration                  BASE SALARY of CHF 240'000.-- gross per
                              annum, effective October 1, 2001, payable in twelve equal monthly installments of CHF
                              20'000.--. This base salary remains unchanged until March 31, 2003.

                              Participation in the INCENTIVE PLAN POBS PLUS for Members of the Group Management of METTLER TOLEDO (Regulations valid as of March 14, 2000 enclosed).

                              The BONUS, in addition to the yearly base salary, is based and calculated on the grade of target achievement at the end of the business year, as follows:
                              o 4.50% of base salary for the range of
                                90-110 target points;
                              o 3.75% of base salary for the range of
                                111-130 target points.
                              For 100% target achievement, the bonus is CHF 108'000.-- gross (45% of the base salary).


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Expenses

                              EXPENSE ALLOWANCE according to the
                              "Spesenreglementserganzung Gruppenleitung"
                              (enclosed) of CHF 10'500.-- per annum,
                              payable in twelve monthly installments of CHF 875.--. No commuting allowance will be paid.

Stock                          Options

                              Participation in the METTLER TOLEDO Stock
                              Option Plan as may be amended from time to time. Urs Widmer will be granted 30'000 Stock Options at the next ordinary grant date, after taking up the GMC function.

Personnel Insurance           o Participation in the Mettler-Toledo Fonds
                                (pension plan for GMC members).
                              o Additional Accident Insurance, Disability
                                Insurance (coverage of salary in case of illness and accident)
                              The premiums for all these insurances are fully paid by METTLER TOLEDO. The base for the insured salary in the Mettler-Toledo
                              Fonds and other personnel insurances is CHF
                              268'909.-- (77.2727% of Target Salary).

Holidays 30 working days per calendar year, including compensation for overtime ("Zeitregelung mit pauschaler Abgeltung").

Duration/                     This employment agreement starts on October
Notice Period                 1, 2001. It is of unlimited duration. The
                              notice period is 6 months for both parties.

Non-Competition               While Urs Widmer is employed by METTLER
                              TOLEDO, and for a period of twelve months after the termination of his employment, Urs
                              Widmer shall not knowingly engage in or be employed in any business anywhere in the world which competes with the principal businesses of METTLER TOLEDO.

Previous Employment           With the effectiveness of this Employment
Agreements                    Agreement, all previous agreements with
                              METTLER TOLEDO shall be considered as
                              cancelled. The acquired years of service since April 1, 1984 are taken into consideration where applicable.

Applicable Law and            This agreement shall be governed by Swiss
Jurisdiction                  Law. All disputes concerning the terms and
                              conditions of this agreement shall be brought before the ordinary courts in the Canton of Zurich, Switzerland.


Mettler-Toledo GmbH                                       The Employee



/S/                           /S/                         /S/
Robert F. Spoerry             Peter Burker                Urs Widmer






Enclosure